UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 12, 2012
Coeur d'Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation or organization)
1-8641 (Commission File Number)
82-0109423 (IRS Employer Identification No.)
505 Front Ave., P.O. Box “I” Coeur d'Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 12, 2012, the Sixth Judicial District Court of Nevada entered an order (the “Order”) vacating the November 2012 trial date for the litigation between Coeur Rochester, Inc., a subsidiary of Coeur d'Alene Mines Corporation, and Rye Patch Gold Corp. and Rye Patch Gold US, Inc. relating to certain disputed unpatented federal mining claims. Coeur Rochester's motion, which Rye Patch did not oppose, cited several important pending pre-trial issues yet to be resolved, including competing motions for partial summary judgment and the pending appellate proceedings relating to the appointment of the Special Master. Coeur Rochester's motion also cited the substantial amount of discovery yet to be completed, which includes discovery on Rye Patch Gold Corp. related to defenses and claims raised by Rye Patch after the previous written discovery deadline. A new trial date has not yet been set. The Order requires the parties to set a new trial date with the Court by October 22, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2012	Coeur d'Alene Mines Corporation By: /s/ Frank L. Hanagarne Jr. Name:Frank L. Hanagarne Jr. Title: Senior Vice President and Chief Financial Officer